Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 8, 2026, with respect to the consolidated financial statements of Accelerated Water Resources, LLC for the years ended December 31, 2024 and December 31, 2023. We consent to the use of the aforementioned report in the Registration Statement on Form S-1 of EagleRock Land, LLC and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ EEPB

Houston, Texas
April 16, 2026